SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K
                                     (12g3)


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report: March 11, 2003



                               PREMIUM ENTERPRISES
                              ---------------------
                              (Name of Registrant)



Colorado                        000-49797               84-10669559
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


                    1510 Poole Boulevard, Yuba City, CA 95993
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (530) 751-9615

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

     On December 20, 2002 the company entered into a Plan and Agreement of Reorganization with eTotal Source, Inc., and its shareholders whereby the company is acquiring 91% of the issued and outstanding common stock of eTotalSource, Inc. (eTS) in exchange for 17,000,000 shares of common stock of the company.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     When completed, eTotalSource, Inc., a California corporation, will be a subsidiary of the company.



                               Company Information
                             for eTotalSource, Inc.


The Company and its business
eTotalSource, Inc. (eTS) is a developer and supplier of proprietary multimedia software technology, and a publisher of multimedia training content. Some of the current client list include: U.S. Department of Defense, Boeing, Steven Spielberg Online Film School, Pacific Bell/SBC, Grant School District, California State University, Logistics Management Institute, First American Title Company and other corporate entities. The company's clients work with eTS to develop, produce, market, and distribute multimedia development software. eTS is also marketing educational training programs it has produced utilizing its proprietary software. Additionally, Grant McClellan Technical Institute Foundation GMTI, a high tech marketing organization, has entered into a joint venture with eTS to provide a 100 person call center to facilitate the sales of all eTS products. eTS and GMTI are building a sales and marketing team which is participating with content creators to market and distribute custom products.

eTotal Source, Inc. was founded in February 2000 with the express goal of designing a better interface for information and education multimedia delivery. Approximately one year after inception, the beta Presenta Pro(TM) platform was completed. Presenta Pro(TM) features back-end development of multi-panel time synchronized presentations and course work, as well as testing, feedback and performance monitoring. Clients are utilizing Presenta Pro(TM) as a platform for distance learning and computer-based training. Presenta Pro(TM) is delivered via the Internet, intranet, or CD/DVD Rom.

The Software and IP
The Company has developed a software application, Presenta Pro(TM) that simplifies the production and delivery of multimedia presentations and content while at the same time improving the quality and effectiveness of the presentations. Presenta Pro is designed with cost saving features and it offers post-production opportunities.

Presenta Pro features include:

o        Multi-panel time synchronized presentation
o        Quick content and program development
o        Rich video and content experience
o        Still images
o        Graphics
o        Flash
o        Links to Website
o        Live Cams
o        Test and quizzes to tract performance
o        Users progress can be tracked
o        Diagrams
o        Simple server requirements
o        Reduces training and learning curve time
o        Easy to implement and use

eTS BUSINESS MODEL

STRATEGY: The Company employs a dual strategy to meet market demands and opportunities that includes both software licensing and publishing.

           SOFTWARE LICENSING: eTS is licensing Presenta Pro(TM) software via distribution partners and an internal sales and marketing team. The marketing team will be directing its sales effort in targeting the education, corporate and government markets. The cost of the product ranges from $5,500 to $15,000, and the Company is aggressively positioning the software package for a volume intensive market. The nearest competitor (in quality or functionality), Virage, prices its product at substantially higher prices. The Aggressive pricing policy appeals to governments, schools and corporate clients.

PUBLISHING:   The  Company   publishes   and  produces   original   content  and
postproduction services, and participates in the sales and distribution of the final published product.

 eTS shares in the revenue derived from the program sales. The Company carefully chooses its content, identifying unique subjects and "niches" offering more probable sales. These topics/markets are generally underserved and in need of the program packages that are produced by eTS. Examples of finished products currently being marketed include:
o        Anger Management Facilitator Training and Certification
o        Domestic Violence Facilitator Training and Certification
o        School Maintenance, Cleaning Training and Certification
o        Emergency Disaster Preparedness - Terrorist Awareness
o        Mandated School Internet Acceptable Use Policy (AUP)

The production, postproduction and publishing also create an avenue for added revenues and potential profits. For example, the U.S. Department of Defense will provide for their employees over 100,000 finished packages of one topic area, produced and distributed by eTS. The resulting gross profit margin for the company is over 84%.

MARKETING/DISTRIBUTION CHANNELS
The Company has formed a Joint Venture with the Grant McClellan Technical Institute Foundation (GMTI) in Sacramento, California. The joint venture is developing a 100-seat Call/Marketing Center, that will be completely staffed and fully operational by December 31, 2002. This high-tech marketing will handle the sales and service of eTS products, exclusively. The Company and GMTI are building a sales and marketing team that participates with content creators to market and distribute software and programming content. eTS targets high level contacts, large organizations, school districts and government agencies. On the software side, the company is building a sales team to work with the JV in the direct marketing of the software. School districts, government entities and corporations will be targeted.


Intellectual Property Differentiation

eTS currently has on file, four patents pending. The company's technological differentiation is based on high quality and low cost software. Presenta Pro(TM) is easier to use and considerably more flexible than the company's closest competitor. Management believes that competitors have chosen, via their pricing policies, to alienate most of the business community. Presenta Pro(TM) is priced to be affordable and cost/training effective. Presenta Pro's ease of implementation and quality it a viable choice for authoring software and distance learning tools.

TECHNOLOGY:
The Presenta Pro, Production and Delivery System is modular and was designed to allow rapid addition of functionality. The platform provides high quality streaming of video and audio, and was designed for delivery over the Internet, intranet, CD or DVD. The Presenta Pro system has been created using the Delphi development system. The server portion of Presenta Pro is a custom control that connects to a Microsoft SQL server. The data is distributed to the viewing client via a custom control that connects to the server via Extensible Markup Language (XML). The backend is scalable and transportable. The production client uses all custom code written in Delphi connecting to the SQL server via TCP/IP. The end-user client can be run on any Windows based PC and requires minimum system resources. There are several modules to the end-user client that allow the producer to export video to either a CD/DVD format or stand-alone web site. The Company's technology and user interface are advanced in their simplicity of use and ability to deliver multiple platforms and media simultaneously.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.


ITEM 5.    OTHER EVENTS

      Pursuant to the Plan and Agreement of Reorganization the following matters are expected to occur.

     The company's common stock, issued and outstanding, shall be consolidated (reverse split) on a basis of between one for four and one for five in the first quarter of 2003.

    1. The name of the company shall be changed to eTotal Source, Inc.

    2. A "poison pill" has been adopted to prevent further reverse splits for a period of two years after December 20, 2003 as follows:

     Pursuant to a resolution by the Board of Directors of the company adopted December 20, 2002 for a two year period after date hereof, no actions will be taken by the company or its shareholders which would reduce the number of outstanding shares of common stock, whether by reverse split, consolidation, reorganization, merger or otherwise, of the company or any successor company (which shall be known as the "no reverse covenant") except that this shall not apply to a proposed one for 5 reverse split (or less) of the issued and outstanding shares to be effectuated immediately after the consummation of the transaction contemplated in the Plan and Agreement of Reorganization with eTotal Source, Inc. In the event the "no reverse covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by the company of an immediate mandatory dividend to each shareholder as of December 20, 2002, for each share owned after the reverse split, consolidation, merger, or reduction of outstanding shares of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend.

Resignation ands Appointment of Officers
----------------------------------------
a) Wesley F. Whiting has resigned as President of the Company as of December 31, 2002.

b) Terry Eilers has been appointed President of the Company to serve at the discretion of the Board of Directors as of December 20, 2002. (See Biographical Information under Directors herein below).

c. Wesley F. Whiting was appointed assistant secretary on December 31, 2002.

Executive Officers

Name                                          Position
----                                          --------

Terry Eilers                             CEO, President
Michael Sullinger                        COO, Secretary
Wesley F. Whiting                        Assistant Secretary
Virgil Baker                             CFO

ITEM 6.  APPOINTMENT OF NEW DIRECTORS

     Pursuant to the Agreement and Plan of Reorganization with eTotal Source, Inc. the Board of Directors has appointed Terry Eilers as a director effective December 31, 2002 and the other following persons as Directors, which appointments are effective ten days after mailing of Notice to Shareholders pursuant to Section 14f.

     Existing director, Wesley F. Whiting, will resign upon the effectiveness of the appointment of the new directors.

         The biographical information of the new directors is as follows:

Board of Directors

Terry Eilers - CEO Chairman, Director and Founder of eTotalSource, Inc. - 1994-Present - Former VP and Regional Manager, Regional Training Director for Lawyers Title Company, 1984-1987, Creation, operation and sale of Sydney Cambric Publishing 1983-1985 , implemented marketing and management systems, developed and supervising management training and conducting live seminars to nearly 1 million people worldwide for many Fortune 500 companies such as, Bank of America, Coldwell Banker, IBM, Xerox, and First American Financial. Over the past 30 years, his management and computer sales programs have been utilized by major real estate entities, banks, savings and loans, insurance companies, sales and research organizations and publishing companies worldwide such as Norwest Mortgage, Century 21, Sun Trust, Stewart Title Company, and Lawyers Title. 1980-1994

He  is a  frequent  author,  having  written,  and  published  through  Crescent
Publishing, Sydney Cambric Publishing and the Disney Corporation-Hyperion Publishing, 12 books concentrated in the real estate, business management and personal development fields. Some of the titles Mr. Eilers has written include:
How to Sell Your Home Fast(Disney/Hyperion), How To Buy the Home You Want (Disney/Hyperion), The Title and Document Handbook (Sydney Cambric), Mortgage Lending Handbook (Sydney Cambric), Mastering Peak Performance (EMR Publishing), Real Estate Calculator Handbook (Sydney Cambric). He has an AA Administration of Justice -Sacramento City College 1971 Extensive Course Work - California State College/Sacramento, Yuba College, Lincoln School of Law 1970-1985

Virgil Baker - CFO Director and founder of eTotalSource, Inc.. 1996-Present. Formerly the CFO for AGRICO, a large agriculture corporation 1993-1996 - designed and integrated the network programs for the accounting, cash flow and inventory systems on a nationwide basis. Mr. Baker had the added responsibility for all of the International commerce generation. He has a BA Accounting - California State University/Chico -1992.

Michael Sullinger - COO - Secretary - In-house legal counsel of eTotalSource, Inc. Elected to Board of Directors for 2003. Extensive background in development and management of partnerships and joint ventures. Previous private legal practice involved business litigation, formation of business entities and advising principals and directors in the planning and operation of various companies. Has served as a Board of Director on numerous government, business and philanthropic organizations. He has a BA Business - San Francisco State University 1977 JD - California Northern School of Law 1993.

Wesley Whiting - Assistant Secretary - Current Director of Premium Enterprises, Inc. Mr. Whiting was President, director, and secretary of Berge Exploration, Inc. (1978-88) and President, vice president, and director of NELX, Inc. (1994-1998), and was vice president and director of Intermountain Methane Corporation (1988-91), and President of Westwind Production, Inc. (1997-1998). He was a director of Kimbell deCar Corporation (1998 until 2000) and he has been President and a director of Dynadapt System, Inc. since 1998. He was a Director of Colorado Gold & Silver, Inc. from 1999 to 2000. He was President and director of Business Exchange Holding Corp. from 2000 to date and Aqusition Lending, Inc. (2000 to date). He is director and Vice President of Utilitec, Inc, 1999 to date. He has been president of Premium Enterprises, Inc. since October, 2002 to December 30, 2002 and has been a director since October 2002.

Cody Morrow - Director of eTotalSource, Inc.
President of Morrow Marketing International 1995-present, $200 million+ annual sales nationally and internationally. Current direct business operations in Europe, Thailand and India. Many years experience in opening foreign markets. Prior to Morrow Marketing, Cody was President of Monarch Development Corporation 1989-1993 a Southern California based Real Estate Development Company.

Richard Barber - Director of eTotalSource, Inc.
Founder and senior partner of A. Richard Barber & Associates 1983-Present, a literary agency and consultant to numerous major publishing companies. He was also the Director of Development for Network Enterprises, Inc., 1969-1983 where he supervised the creations and writing of television and film properties. Former Director and Senior Editor of Public Relations, for Viking Penguin, Inc. Lecturer in publishing at New York, Harvard and Radcliff Universities, 1971-1989. Mr. Barber's Extensive Academic Background is as follows: Phillips Exeter Academy, Exeter Fellow in History (1963-1965), Columbia University, M.A, Ph.D (1962-1963). Course work at Dartmouth College, Special Dartmouth Fellow, A.B., and study programs with Corey Ford at Harvard, William & Mary, University of Michigan, British Museum, Oxford University and Columbia University (1961-1962).


RESIGNATION OF DIRECTORS

     Wesley F. Whiting has resigned as a director effective upon Notice to Shareholders pursuant to Section 14f.

ITEM 7.    FINANCIAL STATEMENTS, UNAUDITED CONSOLIDATED FINANCIALS, & EXHIBITS

        Financial Statements -

                                1.  Unudited Financial Statements of
                                    eTotalSource, Inc. for the two year period prior to the December 30, 2002 merger.

                                2. Unaudited Consolidated Financial Statements of eTotalSource, Inc. after merger with Premium Enterprises, Inc.


        Exhibits -              10.1    Agreement and Plan of Reorganization
                                        (Previously filed)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 14, 2003                          eTOTALSOURCE, INC.



                                               By: /s/ Terry Eilers
                                                  ------------------------------
                                                  Terry Eilers, President
                               eTotalSource, Inc.
                         Summarized Financial Statements
                                Table of Contents
                                   (UNAUDITED)

                                                                      PAGE

Summarized Financial Statements (Unaudited)

    Summarized Balance Sheet                                           F-2

    Summarized Statement of Operations                                 F-3

    Summarized Statement of Cash Flows                                 F-4

    Summarized Statement of Changes in Stockholders' Equity (Deficit)  F-5

    Notes to Summarized Financial Statements (Unaudited)               F-6 - F-9
                               eTotalSource, Inc.
                            Summarized Balance Sheet
                                December 29, 2002
                                   (UNAUDITED)

ASSETS
Current Assets
Cash                                                                  $ 50,326
Other current assets                                                    48,122
                                                                       -------
Total Current Assets                                                    98,448
                                                                       -------

Property and Equipment
Building and land                                                      900,000
Equipment                                                               98,821
                                                                       -------
                                                                       998,821
  Less accumulated depreciation                                        (91,540)
                                                                       --------
                                                                       907,281

Other Assets
Patents and copyrights, less $7,363 accumulated amortization            32,975
Deposits                                                                 3,976
                                                                        ------
                                                                        36,951

Total Assets                                                       $ 1,042,680
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Current maturities of mortgages payable                              $ 814,501
Convertible notes payable                                              575,000
Other notes payable                                                    243,743
Accounts payable                                                       274,920
Accrued compensation payable                                           625,937
Accrued interest payable                                               216,630
Other accrued liabilities                                               12,293
Deferred revenue                                                       157,500
                                                                      --------
Total Current Liabilities                                            2,920,524

Mortgages Payable, less current maturities                             419,545
                                                                      --------

Total Liabilities                                                    3,340,069
                                                                    ----------

Stockholders' Equity (Deficit)
Preferred stock; no par value; 10 million shares authorized,
  364,434 shares issued and outstanding                              1,246,000
Common stock; no par value; 50 million shares authorized,
  2,779,000 shares issued and outstanding                              444,684
Accumulated (deficit)                                               (3,988,073)
                                                                    -----------
Total Stockholders' Equity (Deficit)                                (2,297,389)
                                                                    -----------

Total Liabilities and Stockholders' Equity (Deficit)               $ 1,042,680
                                                                   ============


                            See accompanying notes.

                               eTotalSource, Inc.
                       Summarized Statement of Operations
                                   (UNAUDITED)



                                              January 1, 2002     Year Ended
                                              to December 29,    December 31,
                                                         2002            2001
                                              ---------------    ------------

Revenues                                             $ 213,823        $ 332,526

General and Administrative Expenses                  1,152,468        1,289,895
                                                     ----------       ----------

Operating Income (Loss)                               (938,645)        (957,369)

Other Income (Expense)
Rental Income                                           10,721           30,442
Interest Expense                                      (283,237)        (190,289)
Other                                                   11,856            2,970
                                                  -------------    -------------
                                                      (260,660)        (156,877)

Net Income (Loss)                                 $ (1,199,305)    $ (1,114,246)
                                                  =============    =============


                            See accompanying notes.



                                  eTotalSource, Inc.
                          Summarized Statement of Cash Flows
                                      (UNAUDITED)


                                                                             January 1, 2002     Year Ended
                                                                             to December 29,    December 31,
                                                                                        2002            2001
                                                                             ---------------    ------------
Cash Flows From (Used in) Operating Activities:
Net (loss)                                                                       $ (1,199,305)    $ (1,114,246)
Depreciation and amortization                                                          46,287           40,843
Stock options and warrants issued for services                                         89,096                -
Stock warrants issued in lieu of interest                                              89,376                -
Stock issued for services                                                                   -           77,500
Note payable issued for services                                                            -           24,582
Loss from retirement of equipment                                                       4,191                -
Changes in assets and liabilities:
Decrease (increase) in other current assets                                           (46,092)           2,136
Decrease (increase) in deposits                                                         3,909           (3,380)
Increase (decrease) in payables, credit cards and accrued liabilities                 472,798          277,401
Increase (decrease) in deferred revenue                                               (45,000)         202,500
                                                                                      --------        --------

Net Cash (Used) by Operating Activities                                              (584,740)        (492,664)
                                                                                     ---------        ---------

Cash Flows From (Used in) Investing Activities:
Purchase equipment                                                                       (321)          (6,839)
(Increase) in patents and trademarks                                                  (10,479)          (6,257)
                                                                                      --------          -------

Net Cash (Used) by Investing Activities                                               (10,800)         (13,096)
                                                                                      --------         --------

Cash Flows From (Used in) Financing Activities:
Proceeds from notes payable                                                           554,369          100,000
Proceeds from sale of preferred stock                                                 100,000          519,000
Payments on notes payable                                                              (8,844)        (112,853)
Redemption of common stock                                                                 -              (750)
                                                                                     ---------        ---------

Net Cash Provided by Financing Activities                                             645,525          505,397
                                                                                      --------        --------

Increase in Cash and Cash Equivalents                                                  49,985             (363)

Cash and Cash Equivalents - Beginning of Period                                           341              704
                                                                                     ---------         --------

Cash and Cash Equivalents - End of Period                                            $ 50,326            $ 341
                                                                                     =========        =========


                            See accompanying notes.



                                       eTotalSource, Inc.
                     Summarized Statement of Stockholders' Equity (Deficit)
                                           (UNAUDITED)

                                          Preferred Stock              Common Stock           Accumulated
                                         -----------------             -------------
                                        Shares       Amount        Shares        Amount        (Deficit)         Total
                                      ---------    ---------     ---------       -------       ----------        ------
 December 31, 2000                             -           $ -     2,730,000    $ 273,000       $ (1,674,522)   $ (1,401,522)

     Issue consultants for services
       ($.75 per share)                        -             -        50,000       37,500                  -          37,500

     Series A issued ($4.00 per
       share) -
        Cash                             123,500       494,000             -            -                  -         494,000
        Conversion of promissory notes   106,250       425,000             -            -                  -         425,000
        Services                          10,000        40,000             -            -                  -          40,000
        Equipment                          3,000        12,000             -            -                  -          12,000

     Preferred Series B issued ($1.81
       per share) -
        Cash                              13,812        25,000             -            -                  -          25,000

     Redemption ($.75 per share)               -             -        (1,000)        (750)                 -            (750)

      Net (loss)                               -             -             -            -         (1,114,246)     (1,114,246)
                                        --------  ------------    ----------   ----------        -----------     -----------

 December 31, 2001                       256,562       996,000     2,779,000      309,750         (2,788,768)     (1,483,018)

     Series B issued ($1.81 per share) -
        Cash                              55,248       100,000             -            -                  -         100,000
        Conversion of promissory notes    52,624       150,000             -            -                  -         150,000

     Options and warrants issued to
         consultants and lenders               -             -             -      134,934                  -         134,934

      Net (loss)                               -             -             -            -         (1,199,305)     (1,199,305)
                                        --------  ------------    ----------   ----------        -----------     -----------

 December 29, 2002                       364,434   $ 1,246,000     2,779,000    $ 444,684       $ (3,988,073)   $ (2,297,389)
                                        ========  ============    ==========   ==========       ============   =============


                            See accompanying notes.

                               eTotalSource, Inc.
                    Notes to Summarized Financial Statements
                     December 29, 2002 and December 31, 2001
                                   (UNAUDITED)


NOTE 1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business
eTotalSource, Inc. (the "Company"), was incorporated in California on February 7, 2000. The principal activities of the Company are developing and publishing proprietary multimedia software technology and training media. The Company's primary customers are corporations, governmental organizations and agencies. The Company also owns and partially occupies an office building in Yuba City, California; office space in excess of the Company's current needs is leased to others.

Basis of Presentation and Going Concern Considerations
As of March 1, 2003, the audit of the Company's financial statements has not been completed, and, accordingly, the accompanying unaudited financial state-ments are subject to adjustment and modification. In addition, these unaudited financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant operating losses since its inception and as of December 29, 2002 had a net working capital deficit of $(2,508,191) and stockholders' deficit of $(2,297,389). Management's plans to address these matters include private placements of stock and increasing revenue from government and other contracts. Unless the Company successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                               eTotalSource, Inc.
                    Notes to Summarized Financial Statements
                     December 29, 2002 and December 31, 2001
                                   (UNAUDITED)


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


Revenue Recognition
The Company recognizes revenue in accordance with Statement of Position No.97-2 "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the AICPA. Revenues are recorded net of an allowance for estimated returns and collectibility debts at the time of the sale.

Product revenue is derived primarily from the sale of self-produced training multimedia and related off-the-shelf software products. The Company recognizes revenue from sales of these products at the time of shipment to customers. Service revenue is primarily derived from production of videos for others and is recognized upon customer acceptance.

Deferred revenue includes payments received for product licenses covering future periods and advances on service contracts that have not yet been fulfilled.

Software and Development Costs
The Company capitalizes purchased software that is ready for service and development costs of marketable software incurred from the time of technological feasibility until the software is ready for use. Research and development costs and other computer software maintenance costs are expensed as incurred. As of December 29, 2002, the Company has not capitalized any software costs.

Property and Equipment
Building and equipment represents the cost of the Yuba City, California office building, furniture and equipment. Maintenance and repairs are charged to operations when incurred. When property and equipment are sold or otherwise
                               eTotalSource, Inc.
                    Notes to Summarized Financial Statements
                     December 29, 2002 and December 31, 2001
                                   (UNAUDITED)


disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. The cost of property is depreciated using the straight-line method over estimated useful lives as follows:

                                  Years
            Buildings             31
            Equipment             5 - 7

Income Taxes
Income taxes are accounted for using the liability method. Under this method deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent realization is uncertain.

Cash Equivalents
For the purpose of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase


Financial Instruments
Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash.

The Company transacts its business with one financial institution. The amount on deposit in that financial institution did not exceed the $100,000 federally insured limit at December 29, 2002. Management believes that the financial institution is financially sound.

                               eTotalSource, Inc.
                    Notes to Summarized Financial Statements
                     December 29, 2002 and December 31, 2001
                                   (UNAUDITED)


Long-Lived Assets
Long-lived assets, such as intangible assets and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment expense was recognized in 2002 or 2001.



Stock-Based Compensation
Stock-based compensation of employees and directors is accounted for pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Similar compensation for consultants and non-employees is accounted for in accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Under SFAS No. 123, compensation expense is disclosed and recognized for the fair value of stock options and warrants on the date of grant.


NOTE 2.  REORGANIZATION SUBEQUENT TO DECEMBER 29, 2002
On December 30, 2002, Premium Enterprises, Inc. ("PMN" - a Colorado registrant), acquired 91% of the preferred and common stock of eTotalSource, Inc. ("eTS"), by issuing 15,540,011 shares of PMN common stock pro-rata to eTS shareholders. Immediately after the transaction, eTS shareholders owned approximately 88.5% of PMN's common stock. PMN also assumed all of eTS' stock purchase options, warrants and conversion terms of notes payable. Coincident with the transaction, PMN changed its name to eTotalSource, Inc. The reorganization will be recorded as a recapitalization effected by a reverse acquisition as of December 30, 2002.


                               eTotalSource, Inc.
                        Consolidated Financial Statements
                                Table of Contents
                                   (UNAUDITED)

                                                                                   PAGE

Consolidated Financial Statements

   Consolidated Balance Sheet                                                      F-11

   Consolidated Statement of Operations                                            F-12

   Consolidated Statement of Cash Flows                                            F-13

   Consolidated Statement of Changes in Stockholders' Equity (Deficit)             F-14

   Notes to a Consolidated Financial Statements                                    F-15 - F-16








See accompanying note.


                               eTotalSource, Inc.
                           Consolidated Balance Sheet
                                December 31, 2002
                                   (UNAUDITED)

ASSETS

Current Assets
Cash                                                                                    $50,326
Other current assets                                                                     48,122
                                                                                         -------
Total Current Assets                                                                     98,448
                                                                                         -------

Property and Equipment
Building and land                                                                       900,000
Equipment                                                                                98,821
                                                                                         -------
                                                                                        998,821
  Less accumulated depreciation                                                         (91,540)
                                                                                        --------
                                                                                         907,281

Other Assets
Patents and copyrights, less $7,363 accumulated amortization                              32,975
Deposits                                                                                   3,976
                                                                                          ------
                                                                                          36,951

Total Assets                                                                         $ 1,042,680
                                                                                     ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Current maturities of mortgages payable                                                $ 814,501
Convertible notes payable                                                                575,000
Other notes payable                                                                      243,743
Judgments payable                                                                        209,787
Accounts payable                                                                         293,264
Accrued compensation payable                                                             625,937
Accrued interest payable                                                                 290,550
Other accrued liabilities                                                                 12,293
Deferred revenue                                                                         157,500
                                                                                        --------
Total Current Liabilities                                                              3,122,575

Mortgages Payable, less current maturities                                               419,545
                                                                                        --------

Total Liabilities                                                                      3,542,120
                                                                                      ----------

Stockholders' Equity (Deficit)
Common stock; no par value; 20 million shares authorized,
  17,565,151 shares issued and outstanding                                             1,388,633
Accumulated (deficit)                                                                 (3,988,073)
                                                                                      -----------
Total Stockholders' Equity (Deficit)                                                  (2,599,440)
                                                                                      -----------

Total Liabilities and Stockholders' Equity (Deficit)                                 $ 1,042,680
                                                                                     ============


                             See accompanying note.


                               eTotalSource, Inc.
                      Consolidated Statement of Operations
                                   (UNAUDITED)

                                                                                                   December 31,
                                                                                               2002             2001
                                                                                         ----------       ----------

Revenues                                                                                  $ 213,823        $ 332,526

General and Administrative Expenses                                                       1,152,468        1,289,895
                                                                                         ----------       ----------

Operating Income (Loss)                                                                    (938,645)        (957,369)

Other Income (Expense)
Rental Income                                                                                10,721           30,442
Interest Expense                                                                           (283,237)        (190,289)
Other                                                                                        11,856            2,970
                                                                                             -------           ------
                                                                                           (260,660)        (156,877)

Net Income (Loss)                                                                      $ (1,199,305)    $ (1,114,246)
                                                                                       =============    =============

Basic and Diluted Income (Loss) Per Share                                                   $  (.07)         $ (0.07)
                                                                                            ========         ========

Weighted Average Common Shares Outstanding
   Shares of Premium Enterprises, Inc.                                                    2,025,140        2,025,140
   Shares of eTotalSource, Inc.                                                          15,034,027       13,622,444
                                                                                         ----------       -----------
                                                                                         17,059,167       15,647,584
                                                                                         ==========       ===========


                             See accompanying note.


                               eTotalSource, Inc.
                      Consolidated Statement of Cash Flows
                                   (UNAUDITED)

                                                                                                    December 31,
                                                                                               2002             2001
                                                                                         ----------       ----------
Cash Flows From (Used in) Operating Activities:
Net (loss)                                                                             $ (1,199,305)    $ (1,114,246)
Depreciation and amortization                                                                46,287           40,843
Stock options and warrants issued for services                                               89,096                -
Stock warrants issued in lieu of interest                                                    89,376                -
Stock issued for services                                                                         -           77,500
Note payable issued for services                                                                  -           24,582
Loss from retirement of equipment                                                             4,191                -
Changes in assets and liabilities:
Decrease (increase) in other current assets                                                 (46,092)           2,136
Decrease (increase) in deposits                                                               3,909           (3,380)
Increase (decrease) in payables, credit cards and accrued liabilities                       472,798          277,401
Increase (decrease) in deferred revenue                                                     (45,000)         202,500
                                                                                            --------         --------

Net Cash (Used) by Operating Activities                                                    (584,740)        (492,664)
                                                                                           ---------        ---------

Cash Flows From (Used in) Investing Activities:
Purchase equipment                                                                             (321)          (6,839)
(Increase) in patents and trademarks                                                        (10,479)          (6,257)
                                                                                            --------          -------

Net Cash (Used) by Investing Activities                                                     (10,800)         (13,096)
                                                                                            --------         --------

Cash Flows From (Used in) Financing Activities:
Proceeds from notes payable                                                                 554,369          100,000
Proceeds from sale of preferred stock                                                       100,000          519,000
Payments on notes payable                                                                    (8,844)        (112,853)
Redemption of common stock                                                                       -              (750)
                                                                                           --------          --------

Net Cash Provided by Financing Activities                                                   645,525          505,397
                                                                                            --------         --------

Increase in Cash and Cash Equivalents                                                        49,985             (363)

Cash and Cash Equivalents - Beginning of Year                                                   341              704
                                                                                           ---------        ---------

Cash and Cash Equivalents - End of Year                                                    $ 50,326            $ 341
                                                                                           =========        =========

Supplemental Disclosures:
   Interest paid                                                                          $ 166,723         $ 94,505
   Income taxes paid                                                                              -                -
   Non-cash investing and financing transactions:
      Issue 15,540,011 shares to refinance Company                                          302,051                -
      Issue stock for equipment                                                                   -           12,000
      Conversion of debt to equity                                                          150,000          425,000



                             See accompanying note.


                                       eTotalSource, Inc.
                    Consolidated Statement of Stockholders' Equity (Deficit)
                                           (UNAUDITED)


                                                   Preferred Stock             Common Stock           Accumulated
                                                   ----------------            -------------
                                                  Shares      Amount       Shares       Amount       (Deficit)    Total
                                                  -------   ---------      -------      -------    ------------   ------
 December 31, 2000                                      -         $ -    2,730,000     $ 273,000   $ (1,674,522)  (1,401,522)

    Issue consultants for services ($.75 per share)     -           -       50,000        37,500              -       37,500

    Series A issued ($4.00 per share)
       Cash                                       123,500     494,000            -             -              -      494,000
       Conversion of promissory notes             106,250     425,000            -             -              -      425,000
       Services                                    10,000      40,000            -             -              -       40,000
       Equipment                                    3,000      12,000            -             -              -       12,000

    Preferred Series B issued ($1.81 per share)
       Cash                                        13,812      25,000            -             -              -       25,000

    Redemption ($.75 per share)                         -           -       (1,000)         (750)             -         (750)

     Net (loss)                                         -           -            -             -      (1,114,246) (1,114,246)
                                                 ---------    --------   ----------     ---------     ----------- -----------

 December 31, 2001                                256,562     996,000    2,779,000       309,750      (2,788,768) (1,483,018)

    Series B issued ($1.81 per share)
       Cash                                        55,248     100,000            -             -               -     100,000
       Conversion of promissory notes              52,624     150,000            -             -               -     150,000

    Options and warrants issued to
        consultants and lenders                         -           -            -       134,934               -     134,934

     Net (loss)                                         -           -            -             -      (1,199,305) (1,199,305)

    Reorganization December 30, 2002:
        Premium Enterprises, Inc. reverse merger        -           -    2,025,140      (302,051)              -    (302,051)
        Shares issued eTS shareholders           (364,434) (1,246,000)  12,761,011     1,246,000               -           -
                                                 --------- -----------  -----------     ---------     ----------  ----------

 December 31, 2002                                      -         $ -   17,565,151     1,388,633     $(3,988,073) (2,599,440)
                                                 ========= ===========  ===========     =========     ==========  ===========



                             See accompanying note.

                               eTotalSource, Inc.
                    Note to Consolidated Financial Statements
                           December 31, 2002 and 2001
                                   (UNAUDITED)



Reorganization
On December 30, 2002, Premium Enterprises, Inc. ("PMN") acquired 91% of the preferred and common stock of eTotalSource, Inc. ("eTS" - incorporated in California on February 7, 2000), pursuant to an Agreement and Plan of Reorganiza -tion effective December 30, 2002, by issuing 15,540,011 shares of PMN common stock eTS shareholders. Immediately after the transaction, the eTS shareholders owned approximately 85.5% of the Company's common stock. Coincident with the transaction, PMN changed its name to eTotalSource, Inc. and changed its fiscal year from June 30 to December 31.

The reorganization is recorded as a recapitalization effected by a reverse merger wherein PMN is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 30, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer - eTS. Since PMN was a non-operating shell with limited business activity, goodwill was not recorded. A summary of net liabilities on December 30, 2002 are set forth below:


                                                                eTS             PMN          Consolidated
                                                                ---             ---          ------------

  Cash and equivalents                                      $   50,326       $       -       $    50,326
  Other current assets                                          48,122               -            48,122
  Property and equipment, net of depreciation                  907,281               -           907,281
  Other assets, net of amortization                             36,951               -            36,951
  Notes payable and current liabilities                     (3,340,069)       (302,051)       (3,642,120)
                                                            -----------      ----------      ------------
  Net assets assumed                                      $ (2,297,389)      $(302,051)      $(2,599,440)
                                                          =============      ==========      ============

The shares and per share amounts in the Consolidated Statement of Stockholders' Equity (Deficit) have not been restated to reflect the reorganization prior to December 30, 2002. Such amounts are recast as of December 30, 2002 and are reflected in the December 31, 2002 totals.

The following unaudited pro forma consolidated results of operations for the years ended December 31, 2002 and 2001 assume the business combination had occurred as of January 1, 2001:

                                                        2002               2001
                                                        ----               ----
          Revenues                                 $ 214,000         $  333,000
          Net income (loss)                       (1,228,000)        (1,229,000)
          Net income (loss) per share                  $(.07)             $(.07)
                               eTotalSource, Inc.
                    Note to Consolidated Financial Statements
                           December 31, 2002 and 2001
                                   (UNAUDITED)



In management's opinion, the unaudited pro forma results of operations are not indicative of the actual results that would have occurred if the acquisition had taken place at the beginning of the periods presented and are not intended to be a projection of future results.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary after the elimination of intercompany transactions.

Earnings (Loss) Per Share
Shares attributable to eTotalSource, Inc. are considered outstanding on a weight -ed average basis in proportion to the common shares received in the December 30, 2002 merger. Common shares of Premium Enterprises, Inc. are considered out-standing for all periods presented.